UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2008

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 First Avenue Seattle, Washington	98121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

None
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 3, 2008, the Board of Directors of Dendreon Corporation (the “Company”) approved the amendment of the Company’s Amended and Restated Bylaws (the “Bylaws”).  The changes affect Article III of the Bylaws filed as Exhibit 3.2 hereto, and reflect the Company’s desire to clarify and further define the advance notice provisions in the Bylaws.  Additionally, the Board of Directors approved the amendment and restatement of the Company’s Bylaws to make certain other changes to the Bylaws as the directors deemed necessary, appropriate or desirable.  For the full text of the New Amended and Restated Bylaws please see the attached exhibit.

Item 8.01  Other Events.

On December 3, 2008, the Board of Directors waived the provisions under Section 7 of the 2000 Equity Incentive Plan (the “Plan”), which would have provided an automatic annual option grant for existing directors for the 2008 year. In lieu of the automatic option grant, the Board of Directors determined to award the Company’s directors 12,500 shares, which will vest upon grant in January 2009.

Also on December 3, 2008, the Board of Directors approved a new offering under the 2000 Employee Stock Purchase Plan (“ESPP”), to commence January 1, 2009 (the "2009 Offering").  The 2009 Offering will be on substantially the same terms as the the current ESPP offering that commenced on January 1, 2007 and will expire on December 31, 2008. The 2009 Offering is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	New Amended and Restated Bylaws.
99.1	ESPP 2009 Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dendreon Corporation

By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: December 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.2	New Amended and Restated Bylaws.
99.1	ESPP 2009 Offering.